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                                                                    Exhibit 3.30


                            ARTICLES OF INCORPORATION

                                        I

The name of this corporation is EMMIS FM LICENSE CORPORATION OF ST. LOUIS.

                                       II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the GENERAL CORPORATION LAW of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

The name and address in the State of California of this corporation and its initial agent for service of process is:

         Name     Gary Kaseff
              ---------------
         Street Address Warner Center Plaza V, 21800 Oxnard Street, #790
                        ------------------------------------------------
         City   Woodland Hills                State  CALIFORNIA   Zip   91367
              -------------------------------       ------------      ---------

                                       IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One Thousand (1,000) shares of common stock with no par value each.




                                              /s/ J. Scott Enright
                                            -----------------------------------
                                            J. Scott Enright, Incorporator
                                            Bose McKinney & Evans
                                            135 North Pennsylvania Street
                                            Suite 2700
                                            Indianapolis, Indiana 46204

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                         CERTIFICATE OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF
                    EMMIS FM LICENSE CORPORATION OF ST. LOUIS

         The undersigned certify that:

1. They are the PRESIDENT and the SECRETARY, respectively, of Emmis FM License Corporation of St. Louis, a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

        The name of this Corporation is Emmis Radio License Corporation.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
         Section 902, California Corporations Code. The total number of outstanding shares of the corporation is one thousand (1,000). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         DATE:  April 10, 2001


                                                 /s/ Doyle L. Rose
                                               ---------------------------------
                                               Doyle L. Rose, President


                                                 /s/ Norman H. Gurwitz
                                               ---------------------------------
                                               Norman H. Gurwitz, Secretary